Exhibit 99.3

                                                           EXECUTION COUNTERPART

                     AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

      AMENDMENT NO. 2 dated as of April 25, 2002, between OMNICOM FINANCE INC., a corporation organized and existing under the laws of the State of Delaware ("OFI"); OMNICOM FINANCE PLC, a corporation organized and existing under the laws of England and Wales ("OFL"); OMNICOM CAPITAL INC., a corporation organized and existing under the laws of the State of Connecticut ("OCI" and, together with OFI and OFL, each a "Borrower" and, collectively, the "Borrowers"); OMNICOM GROUP INC. (the "Guarantor"); each of the financial institutions that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and ABN AMRO BANK N.V., NEW YORK BRANCH, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

      The Borrowers, the Banks and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of February 20, 1998, as amended by Amendment No. 1 dated as of July 7, 2000 (the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans) by the Banks to the Borrowers in an aggregate principal amount not exceeding $500,000,000 at any one time outstanding. The Borrowers, the Banks and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

      Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

      Section 2. Amendments. Subject to the receipt by the Administrative Agent of counterparts of this Amendment No. 2, duly executed and delivered by each Borrower, the Guarantor, the Administrative Agent and the Required Banks, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

      2.01. References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

      2.02. Default Under Other Agreements. Section 10.04 of the Credit Agreement is amended by substituting "$60,000,000" for the reference therein to "$15,000,000".

      2.03. Judgments. Section 10.10 of the Credit Agreement is amended by substituting "$60,000,000" for the reference therein to "$15,000,000".

      Section 3. Representations and Warranties. Each Borrower (but only OFI and OCI with respect to Section 7.09) represents and warrants to the Banks as of the date hereof that:

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                                      -2-


(i) the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct as to itself and its Subsidiaries (if applicable) on and as of the date hereof as though made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said
Section 7 to "this Agreement" included reference to this Amendment No. 2 and as if each reference in Section 7.09 to "OFI" included reference to "OFI or OCI" and (ii) no event has occurred and is continuing that constitutes a Default or Event of Default (and the parties agree that breach of any of the representations and warranties in this Section 3 shall constitute an Event of Default under Section 10.02 of the Credit Agreement).

      Section 4. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                                            BORROWERS

                                            OMNICOM FINANCE INC.

                                            By: /s/ Dennis E. Hewitt
                                                -------------------------------
                                                Name:  Dennis E. Hewitt
                                                Title: Treasurer

                                            OMNICOM FINANCE PLC

                                            By: /s/ Dennis E. Hewitt
                                                -------------------------------
                                                Name:  Dennis E. Hewitt
                                                Title: Treasurer

                                            By: /s/ Barry J. Wagner
                                                -------------------------------
                                                Name:  Barry J. Wagner
                                                Title: Director

                                            OMNICOM CAPITAL INC.

                                            By: /s/ Dennis E. Hewitt
                                                -------------------------------
                                                Name:  Dennis E. Hewitt
                                                Title: President

                                            GUARANTOR:

                                            OMNICOM GROUP INC.,
                                              as Guarantor

                                            By: /s/ Dennis E. Hewitt
                                                -------------------------------
                                                Name:  Dennis E. Hewitt
                                                Title: Treasurer

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                                            ADMINISTRATIVE AGENT

                                            ABN AMRO BANK N.V., NEW YORK
                                              BRANCH, as Administrative Agent

                                            By: /s/ Thomas Rogers
                                                -------------------------------
                                                Name:  Thomas Rogers
                                                Title: Group Vice President

                                            By: /s/ Bryan Matthews
                                                -------------------------------
                                                Name:  Bryan Matthews
                                                Title: Corporate Banking Officer

                                            BANKS

                                            ABN AMRO BANK N.V., NEW YORK BRANCH

                                            By: /s/ Thomas Rogers
                                                -------------------------------
                                                Name:  Thomas Rogers
                                                Title: Group Vice President

                                            By: /s/ Bryan Matthews
                                                -------------------------------
                                                Name:  Bryan Matthews
                                                Title: Corporate Banking Officer

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                                      -5-


                                             JPMORGAN CHASE BANK

                                             By: /s/ William E. Rottino
                                                 ------------------------------
                                                 Name:  William E. Rottino, CFA
                                                 Title: Vice President

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                                             THE NORTHERN TRUST COMPANY

                                             By: /s/ John A. Konstantos
                                                 -------------------------------
                                                 Name:  John A. Konstantos
                                                 Title: Vice President

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                                             SOCIETE GENERALE, NEW YORK BRANCH

                                             By: /s/ Elaine Khalil
                                                 -------------------------------
                                                 Name:  Elaine Khalil
                                                 Title: Director

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                                      -8-


                                             CITIBANK, N.A.

                                             By: /s/ Carolyn A. Kee
                                                 -------------------------------
                                                 Name:  Carolyn A. Kee
                                                 Title: Vice President

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                                             DRESDNER BANK AG, NEW YORK AND
                                               GRAND CAYMAN BRANCHES

                                             By ________________________________
                                                Name:
                                                Title:

                                             By ________________________________
                                                Name:
                                                Title:

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                                      -10-


                                             HSBC BANK USA

                                             By: /s/ Johan Sorensson
                                                 -------------------------------
                                                 Name:  Johan Sorensson
                                                 Title: First Vice President

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                                      -11-


                                             BANK OF AMERICA, N.A.

                                             By ________________________________
                                                Name:
                                                Title:

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                                      -12-


                                             THE BANK OF NEW YORK

                                             By: /s/ Kenneth P. Sneider, Jr.
                                                 -------------------------------
                                                 Name:  Kenneth P. Sneider, Jr.
                                                 Title: Vice President

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                                      -13-


                                             MELLON BANK, N.A.

                                             By: /s/ Maria N. Sisto
                                                 -------------------------------
                                                 Name:  Maria N. Sisto
                                                 Title: Vice President

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                                             SAN PAOLO IMI S.P.A

                                             By: /s/ Carlo Persico
                                                 -------------------------------
                                                 Name:  Carlo Persico
                                                 Title: General Manager

                                             By: /s/ Robert Wurster
                                                 -------------------------------
                                                 Name:  Robert Wurster
                                                 Title: Senior Vice President

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                                      -15-


                                             WACHOVIA BANK, NATIONAL ASSOCIATION

                                             By: /s/ Daniel Evans
                                                 -------------------------------
                                                 Name:  Daniel Evans
                                                 Title: Managing Director

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                                      -16-


                                             WESTPAC BANKING CORPORATION

                                             By: /s/ Andrew Ramsay
                                                 -------------------------------
                                                 Name:  Andrew Ramsay
                                                 Title: Vice President